CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “General Information” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, included in Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A, No. 333-173276) of SSgA Active ETF Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated August 28, 2014, with respect to the financial statements and financial highlights of SPDR® SSgA Multi-Asset Real Return ETF, SPDR® SSgA Income Allocation ETF, SPDR® SSgA Global Allocation ETF, SPDR® Blackstone/GSO Senior Loan ETF, SPDR® SSgA Ultra Short Term Bond ETF, SPDR® MFS Systematic Core Equity ETF, SPDR® MFS Systematic Value Equity ETF and SPDR® MFS Systematic Growth Equity ETF (eight of the portfolios comprising SSgA Active ETF Trust), included in the June 30, 2014 annual report of SSgA Active ETF Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 27, 2014